Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-278496 and 333-277900 on Form S-8 of our reports dated January 29, 2026, relating to the financial statements of GE Vernova Inc. and the effectiveness of GE Vernova Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 29, 2026